PRICING SUPPLEMENT NO. 124                                      Rule 424(b)(3)
DATED: June 23, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $7,000,000    Floating Rate Notes [x] Book Entry Notes [x]

Original Issue Date:             Fixed Rate Notes [_]    Certificated Notes [_]
June 26, 1998

Maturity Date:                   CUSIP#: 073928 DL 4
June 26, 2003

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                              Optional         Optional
                          Redemption          Repayment        Repayment
Redeemable On             Price(s)            Date(s)          Price(s)
-------------             -----------         ----------       ----------

N/A                       N/A                 N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]           Commercial Paper Rate        Minimum Interest Rate: N/A

[_]           Federal Funds Rate           Interest Reset Date(s): *

[_]           Treasury Rate                Interest Reset Period: Three Months

[_]           LIBOR Reuters                Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                   Interest Payment Period: Quarterly

[_]           CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.215%
----------------------------------------


*     On the 4th of each March, June, September and December.

**    On the 4th of each March, June, September and December.

***   The three-month LIBOR rate on June 24, 1998 plus 21.5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.